As filed with the Securities and Exchange Commission on February 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CADRENAL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-0860746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of Principal Executive Offices and Zip Code)

CADRENAL THERAPEUTICS, INC. 2022 SUCCSESOR EQUITY INCENTIVE PLAN

CADRENAL THERAPEUTICS, INC. 2022 EQUITY INCENTIVE PLAN

(Full title of the plans)

Quang Pham
Chief Executive Officer
Cadrenal Therapeutics, Inc.
822 A1A North, Suite 306

Ponte Vedra, Florida 32082
(904) 300-0701

(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Leslie Marlow, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

Cadrenal Therapeutics, Inc. (the “Registrant” or the “Company”) filed with the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form S-8 (Registration No. 333-269372) on January 24, 2023 (the “2023 Registration Statement”), pursuant to and in accordance with the requirements of Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 3,010,000 shares (pre-reverse stock split) (200,666 shares post-reverse stock split) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable to employees, officers, directors, consultants and advisors of the Company under the Registrant’s 2022 Successor Equity Incentive Plan (the “2022 Plan”) and the Registrant’s 2022 Equity Incentive Plan, as amended and restated (the “Initial Plan”). Pursuant to General Instruction E to Form S-8, the 2023 Registration Statement is incorporated into this Registration Statement by reference.

The Registrant also filed with the Commission its Registration Statement on Form S-8 (Registration No. 333-277838) on March 12, 2024 (the “March 2024 Registration Statement”), pursuant to and in accordance with the requirements of General Instruction E to Form S-8, for the purpose of registering under the Securities Act an additional 694,550 shares (pre-reverse stock split) (46,303 shares post-reverse stock split) of Common Stock that may be issued pursuant to the 2022 Plan pursuant to an “evergreen” provision contained therein, which is equal to 20% of the total number of shares of Common Stock outstanding on December 31, 2023, resulting in a total of 2,604,550 shares (pre-reverse stock split) (173,636 shares post-reverse stock split) of Common Stock available for issuance under the 2022 Plan. Pursuant to General Instruction E to Form S-8, the March 2024 Registration Statement is incorporated into this Registration Statement by reference.

On August 20, 2024, the Registrant effected a one-for-fifteen reverse stock split, which reduced the number of shares reserved under the 2022 Plan to 173,636.

The Registrant also filed with the Commission its Registration Statement on Form S-8 (Registration No. 333-284024) on December 23, 2024 (the “December 2024 Registration Statement”), pursuant to and in accordance with the requirements of General Instruction E to Form S-8, for the purpose of registering under the Securities Act an additional 133,333 shares (post-reverse stock split) of the Common Stock that may be issued pursuant to the 2022 Plan, pursuant to an amendment to the 2022 Plan to increase the number of shares of Common Stock available for awards under the 2022 Plan by 133,333 (post-reverse stock split) shares of Common Stock to 306,969 (post-reverse stock split) shares of Common Stock, which amendment was approved by the Company’s Board of Directors on May 25, 2024 and the Company’s stockholders at its 2024 Annual Meeting of Stockholders held on July 29, 2024. Pursuant to General Instruction E to Form S-8, the December 2024 Registration Statement is incorporated into this Registration Statement by reference.

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act an additional 172,716 shares of Common Stock that may be issued pursuant to the Registrant’s 2022 Successor Equity Incentive Plan (the “2022 Plan”) pursuant to an “evergreen” provision contained therein, resulting in a total of 479,685 shares of Common Stock available for issuance under the 2022 Plan, which is equal to 20% of 2,398,426, the aggregate of: (i) the shares of Common Stock outstanding on December 31, 2024, and (ii) the shares of Common Stock issuable upon exercise of warrants and pre-funded warrants outstanding on December 31, 2024.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*	The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering:

●	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 (Commission File No. 001-41596) filed with the Commission on March 11, 2024;

●	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (Commission File No. 001-41596) filed with the Commission on May 9, 2024;

●	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (Commission File No. 001-41596) filed with the Commission on August 7, 2024;

●	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (Commission File No. 001-41596) filed with the Commission on November 7, 2024;

●	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 12, 2024, March 5, 2024, March 12, 2024, April 9, 2024 (other than information furnished under Item 7.01 and exhibits related thereto), May 9, 2024, July 31, 2024, August 6, 2024 (other than information furnished under Item 7.01 and exhibits related thereto), August 16, 2024, August 20, 2024, September 5, 2024, September 25, 2024 (other than information furnished under Item 7.01 and exhibits related thereto), October 24, 2024 (other than information furnished under Item 7.01 and exhibits related thereto) and November 4, 2024;

●	Our Current Report on Form 8-K/A filed with the SEC on February 15, 2024; and

●	The description of our common stock is set forth in our registration statement on Form 8-A filed with the SEC on January 17, 2023, as updated by the description of our common stock filed as Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description
4.1	Amended and Restated Certificate of Incorporation of Cadrenal Therapeutics, Inc. (Incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1, filed on December 6, 2022, File No. 333-267562)
4.2	Amended and Restated Bylaws of Cadrenal Therapeutics, Inc. (Incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1, filed on December 6, 2022, File No. 333-267562)
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cadrenal Therapeutics, Inc. (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed on August 20, 2024, File No. 001-41596)
5.1*	Opinion of Blank Rome LLP
23.1*	Consent of WithumSmith + Brown, PC, Independent Registered Public Accounting Firm
23.2*	Consent of Blank Rome LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)
99.1	Cadrenal Therapeutics, Inc. 2022 Equity Incentive Plan and form of Incentive Stock Option Agreement, Non-Qualified Stock Option Agreement for Officers and Other Employees, Non-Qualified Stock Option Agreement for Directors and Consultants, Restricted Stock Agreement, and Restricted Stock Unit Agreement (Incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-1, filed on September 22, 2022, File No. 333-267562)
99.2	Cadrenal Therapeutics, Inc. 2022 Amended and Restated Equity Incentive Plan (Incorporated by reference to Exhibit 10.14 to the registrant’s Registration Statement on Form S-1/A, filed on October 17, 2022, File No. 333-267562)
99.3	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the 2022 Amended and Restated Equity Incentive Plan (Incorporated by reference to Exhibit 10.15 to the registrant’s Registration Statement on Form S-1/A, filed on October 17, 2022, File No. 333-267562)
99.4	Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (Incorporated by reference to Exhibit 10.16 to the registrant’s Registration Statement on Form S-1/A, filed on October 17, 2022, File No. 333-267562)
99.5	Form of Stock Option Grant Notice and Stock Option Agreement and Notice of Exercise under the 2022 Successor Equity Incentive Plan (Incorporated by reference to Exhibit 10.17 to the registrant’s Registration Statement on Form S-1/A, filed on October 17, 2022, File No. 333-267562)
99.6	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2022 Successor Equity Incentive Plan (Incorporated by reference to Exhibit 10.18 to the registrant’s Registration Statement on Form S-1/A, filed on October 17, 2022, File No. 333-267562)
99.7	Amendment to the Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (Incorporated by reference as Annex C to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on June 11, 2024, File No. 001-41596)
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra, State of Florida, on this 3rd day of February, 2025.

CADRENAL THERAPEUTICS, INC.

By:	/s/ Quang Pham
Name:	Quang Pham
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Quang Pham and Matthew Szot his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Cadrenal Therapeutics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

***

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Quang Pham Quang Pham	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 3, 2025

/s/ Matthew Szot Matthew Szot	Chief Financial Officer (Principal Accounting and Financial Officer)	February 3, 2025

/s/ John R. Murphy John R. Murphy	Director	February 3, 2025

/s/ Steven Zelenkofske Steven Zelenkofske	Director	February 3, 2025

/s/ Glynn Wilson Glynn Wilson	Director	February 3, 2025
/s/ Robert Lisicki	Director	February 3, 2025

Robert Lisicki

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